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GE Capital Equipment Loan Trust 1997-A                                          Exhibit 99.1

$304,203,000     Class A 6.85% Asset Backed Notes
$26,452,783      Class B Fixed Rate Asset Backed Notes

Statement to Noteholders pursuant to Section 5.06 of the Transfer and Servicing Agreement

Payment Date:                                                                      20-Jan-99

(i)  Amount of principal being paid on the Notes:
         (a)  Class A Notes                                                            $0.00
              per $1,000 original principal amount:                              $0.00000000

         (b)  Class B Notes                                                            $0.00
              per $1,000 original principal amount:                              $0.00000000

         (c)  Total                                                                    $0.00

(ii)  Amount of interest being paid on the Notes
         (a)  Class A Notes                                                    $1,736,492.13
              per $1,000 original principal amount:                              $5.70833335

         (b)  Class B Notes                                                      $151,001.30
              per $1,000 original principal amount:                              $5.70833322

         (c)  Total                                                            $1,887,493.43

(iii) Balances at the end of the related Collection Period
         (a)  Pool Balance at the end of the related Collection Period       $330,655,783.00
         (b)  aggregate Principal Balance of the Receivables                 $330,485,282.09
         (c)  amount in the Principal Funding Account                            $170,500.91

(iv)  After giving effect to distributions on this Distribution Date:
         (a)  outstanding principal amount of Class A Notes:                 $304,203,000.00
         (b)  Class A Note Pool Factor:                                            1.0000000

(v)  Amount of Servicing Fee being paid:                                         $137,773.24

(vi)  Amount of Administration Fee being paid:                                       $500.00

(vii)  Aggregate Acquisition Amounts for Collection Period:
         (a)  by Transferor                                                            $0.00
         (b)  by Servicer                                                              $0.00

(viii)  Amount of Realized Losses for the Collection:                            $112,624.35

(ix)  Ending Reserve Account Balance:                                          $4,742,046.01

(x)  Specified Reserve Account Balance:                                        $4,742,046.01

(xi)   (a)  Noteholders' Class A Interest Distributable Amount:                $1,736,492.13
       (b)  Noteholders' Class B Interest Distributable Amount:                  $151,001.30
       (c)  Class A Noteholders' Principal Distributable Amount:                       $0.00
       (d)  Class B Noteholders' Principal Distributable Amount:                       $0.00
       (e)  Amount withdrawn from Reserve Account per Section 5.05(c)
            or (d)                                                                     $0.00

(xii)  Deliquency Summary
       (a)  Delinquencies 61 to 90 days                                                $0.00
       (b)  Delinquencies over 90 days                                           $560,623.45

(xiii)  Deliquency Summary - % of aggregate principal balance of the receivables
       (a)  Delinquencies 61 to 90 days                                                 0.00%
       (b)  Delinquencies over 90 days                                                  0.17%
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